Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	MAG SILVER CORP.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/29/2204
Reporting Entity ESTMA Identification Number	E905729		Original Submission Amended Report
Other Subsidiaries Included (optional field)
Not Consolidated
Not Substituted
Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	FAUSTO DI-TRAPANI				Date	5/29/2024
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	MAG SILVER CORP.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E905729
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
United States of America	Government of the United States of America	United States Department of the Interior - Bureau of Land Management	170,000							170,000	Annual maintenance fees for unpatented mining claims; real property taxes
Canada-Ontario	Apitipi Anicinapek First Nations				55,000					55,000	Capacity funding converted to USD at annual CAD:USD average rate of 1.3497
Canada-Ontario	Matachewan First Nations				55,000					55,000	Capacity funding converted to USD at annual CAD:USD average rate of 1.3497
Mexico	Tax Adminstration Service		310,000							310,000	Mining Claims. Capacity funding converted to USD at annual USD:MXP on date of payment 16.8825
Additional Notes:

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	MAG SILVER CORP.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E905729
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
United States of America	Deer Trail	170,000							170,000	Annual maintenance fees for unpatented mining claims
Canada-Ontario	Larder			110,000					110,000	Capacity funding converted to USD at annual CAD:USD average rate of 1.3497
Mexico	Cinco de Mayo	310,000							310,000	Mining Claims. Capacity funding converted to USD at annual USD:MXP on date of payment 16.8825
Additional Notes[3]: